Exhibit 10.1

OBLIGATION EXCHANGE AGREEMENT

This Obligation Exchange Agreement (this “Agreement”) is entered into as of September 28, 2024, by and among ________________, a (“Creditor”), and Mitesco, Inc., a Nevada corporation (the “Company”).

Whereas, Company has incurred certain obligations towards the Creditor in the form of account payable (the “Obligation”);

Whereas, both parties agree that the total unaudited amounts owed to the Creditor were $_________ as of September 28, 2024;

Whereas, both parties agree that in order to settle this matter the new amount owed in full resolution of all amounts incurred shall be $_________;

Whereas both parties agree that any previously issued warrants shall be cancelled as a part of this agreement;

Whereas, the parties agree to fully resolve and settle all amounts owed as set forth herein (the “Exchange”); and,

Whereas, both parties have agreed, subject to the terms, amendments, conditions and understandings expressed in this Agreement, to enter into this Exchange.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.    Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate and are hereby incorporated into and made a part of this Agreement.

2.    Exchange. The parties hereby agree to an exchange of the Obligation for the issuance of ________ shares of restricted common stock of the Company, $0.01 par value per share (the “Common Stock”), at an exchange price of $4.00 per share (the “Exchange Price”).

3.    Representations and Warranties of the Company. In order to induce Creditor to enter into this Agreement, Company, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a)    Company has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. Assuming due execution and delivery of this Agreement by the Creditor and the Company, this Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditor’s rights and remedies.

(b)    No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Company hereunder.

(c)    There is no fact known to Company or which should be known to Company which Company has not disclosed to Creditor on or prior to the date of this Agreement which would or could materially and adversely affect the understanding of Creditor expressed in this Agreement or any representation, warranty, or recital contained in this Agreement.

4.    Representations and Covenants of the Creditor.

The Creditor represents and warrants to the Company that:

(a)    The Creditor has the authority to enter into this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Creditor and shall constitute the legal, valid and binding obligations of the Creditor enforceable against the Creditor in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditor’s rights and remedies.

(b)    The Creditor has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against the Company, directly or indirectly, arising out of, based upon, or in any manner connected with [the transactions between the Creditor and the Company pursuant to its business relationship] / [the Promissory Note], whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Agreement. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Parties hereby acknowledge and agree that the execution of this Agreement shall not constitute an acknowledgment of or admission by either party of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

(c)    The Creditor, by reason of its business and financial experience, has the capacity to protect his, her, or its own interests in connection with the transactions contemplated by this Agreement and has had the opportunity to consult counsel or other advisors with respect thereto. Creditor acknowledges that the Exchange Price is at a significant premium to the current market price of the Common Stock. Creditor further acknowledges that the Company does not guarantee that the Exchange Price will be the fair market value of the Common Stock at the time of sale and agrees that the terms of this Agreement are the result of negotiations between the parties. Based upon Creditor’s independent analysis, Creditor has reached his own business decision to enter into this Agreement.

(d)    The Creditor represents that he, she or it is not an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act. The Creditor has been provided with the list of documents identified in Exhibit A of the Agreement to review and conduct diligence of the Company. Further, the Creditor has reviewed the risks involved in the sale of Common Stock set forth in Exhibit B of this Agreement. The Creditor has had the opportunity to review the documents indicated thereunder and has had the opportunity to ask questions to the Company, and to independently investigate and evaluate the value of the Common Stock and the financial condition and affairs of the Company.

(e)    The Creditor acknowledges that the offer of Common Stock pursuant to this Agreement has not been reviewed or approved by the United States Securities and Exchange Commission (“SEC”) and is sold pursuant to an exemption from registration available under section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Creditor represents that the Common Stock is being acquired for his, her or its own account, for investment and not for distribution or resale to others. The Creditor agrees that he, she or it will not sell or otherwise transfer the Common Stock unless it is registered under the Securities Act or unless an exemption from such registration is available and, upon the Company’s request, the Creditor receives an opinion of counsel reasonably satisfactory to the Company confirming that an exemption from such registration is available for such sale or transfer.

(f)    The Creditor understands that the shares of Common Stock have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon his, her or its investment intention. The Company realizes that, in the view of the SEC, a purchase now with the intention to distribute would represent a purchase with an intention inconsistent with his, her or its representation to the Company, and the SEC might regard such a distribution as a deferred sale to which such exemption is not available.

(g)    The Creditor acknowledges that the Common Stock will remain restricted until such time that the shares are registered for resale by the Company or an exemption becomes available. The capital markets are complex, movements in share price can be erratic, particularly for small cap securities with low trading volume. The Creditor further acknowledges that there can be no assurance that (1) an active trading market will be developed or sustained, (2) the liquidity of such market will increase, (3) the undersigned will be able sell his, her, or its shares of Common Stock, or (4) the price that the undersigned may obtain for his, her, or its Common Stock will be greater than the Exchange Price. Further, the Creditor understands that there is no assurance that the Company will effect a financing event or any public listing of its securities.

(h)    The Creditor acknowledges and consents to the placement of one or more legends on any certificate or other document evidencing his, her or its shares of Common Stock issuable, stating that they have not been registered under the Securities Act, substantially in the form as set forth below and setting forth or referring to the restrictions on the transferability and sale thereof:

THESE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(i)    The Creditor agrees to indemnify and hold harmless the Company and its officers, directors, employees and affiliates and each other person, if any, who controls any of the foregoing, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty by the Creditor, or the Creditor’s breach of, or failure to comply with, any covenant or agreement made by the Creditor herein or in any other document furnished by the Creditor to the Company or its respective officers, directors, employees or affiliates or each other person, if any, who controls any of the foregoing in connection with this transaction.

(j)    The Company agrees to indemnify and hold harmless the Creditor and its heirs, executors, assigns, officers, directors, employees and affiliates and each other person, if any, who controls any of the foregoing, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty by the Company, or the Company’s breach of, or failure to comply with, any covenant or agreement made by the Company herein.

5.    Registration Rights. The Creditor shall be afforded the following registration rights with respect to the shares of Common Stock:

(a)  Within one hundred and twenty (120) days of the execution of this agreement, [provided the Company has secured such agreements from substantially all of its Creditors], the Company will use its commercially reasonable efforts to file a Registration Statement on Form S-3 (or Form S-1 if Form S-3 is unavailable to be used) with the SEC (the “Resale Registration”) to register the resale by the Creditors of all shares of Common Stock (collectively the “Registrable Securities”). The Company shall use its commercially reasonable efforts to cause the Resale Registration to be declared effective as promptly as practicable following the filing of the Resale Registration.

(b) The Company will use its commercially reasonable efforts to keep the Resale Registration continuously effective (including by filing a post-effective amendment to the Resale Registration or a new Registration Statement if the Resale Registration expires) for a period of three (3) years after the date of effectiveness of the Resale Registration or for such shorter period as such securities no longer constitute Registrable Securities hereunder; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 5, or keep such registration effective pursuant to the terms hereunder, in any particular jurisdiction in which the Company would be required to qualify to do business as a foreign corporation or as a dealer in securities under the securities laws of such jurisdiction or to execute a general consent to service of process in effecting such registration, qualification or compliance, in each case where it has not already done so; and provided further that the Company will not be in breach of this Section 5 if the Company engages in a transaction approved by the Board of the Company and (if applicable) the stockholders of the Company, the result of which is that the Company’s reporting obligations under the Exchange Act are terminated.

(c)  Notwithstanding any other provision of this Section 5, if the SEC sets forth a limitation on the number of shares of Common Stock permitted to be registered on the Resale Registration as a secondary offering, the Company shall register the maximum number of Registrable Securities that it is permitted to register, and will, following effectiveness of the Resale Registration, file a new registration statement registering the resale of any remaining unregistered portion of the Registrable Securities as soon as is practicable in light of the requirements of applicable laws, rules, regulations and guidance of the SEC.

6.    Certain Acknowledgments. Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by the Company to the Creditor in connection with the Exchange. The parties intend that this Agreement will qualify for tacking of the holding period of the restricted common stock pursuant to Rule 144(d) under the Securities Act of 1933, and each party agrees not to take a position to the contrary.

7.    Exchange. The Creditor shall cancel all Obligations of the Company, and the Company will in turn issue the restricted Common Stock to the Creditor pursuant to this Agreement. If there is a conflict between the terms of any prior agreement and the terms of this Agreement, this Agreement shall control. No forbearance or waiver may be implied by this Agreement. Except as expressly set forth herein, the execution, delivery, and performance of this Agreement shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Creditor under the Obligation, as in effect prior to the date hereof. For the avoidance of doubt, this Agreement shall be subject to the governing law, venue, and exclusive jurisdiction provisions, as set forth in the Obligation.

8.    No Reliance. Creditor acknowledges and agrees that neither Company nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to the Creditor or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Agreement and, in making its decision to enter into the transactions contemplated by this Agreement, Creditor is not relying on any representation, warranty, covenant or promise of Company or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Agreement.

9.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Agreement (or such party’s signature page thereof) will be deemed to be an executed original thereof.

10.    Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Remainder of page intentionally left blank; Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

CREDITOR:

By:

Name:

Title:

COMPANY:

MITESCO, INC.

By:

Name:         Mack Leath

Title:         Chief Executive Officer

Exhibit A

Investment Documents

1.

Company’s annual report on Form 10-K for the fiscal years ended December 31, 2023 and December 31, 2022; HERE: https://www.sec.gov/ix?doc=/Archives/edgar/data/0000802257/000118518524000401/mitesco20231231_10k.htm

2.	Quarterly reports on Form 10-Q; HERE: https://www.sec.gov/ix?doc=/Archives/edgar/data/0000802257/000118518524000820/mitesco20240630_10q.htm

3.

Form 8-Ks filed with the SEC on August 27, 2024 and September 10, 2024, including the associated exhibits; HERE: https://www.sec.gov/ix?doc=/Archives/edgar/data/0000802257/000118518524000853/mitesco20240827_8k.htm AND https://www.sec.gov/ix?doc=/Archives/edgar/data/0000802257/000118518524000876/mitesco20240910_8k.htm

ALL SEC FILINGS FOR MITESCO, INC ARE HERE:

https://www.sec.gov/edgar/browse/?CIK=802257&owner=exclude

A -1

Exhibit B

Risk Factors

We are in the initial stages of our present business plan and have a limited historical performance for you to base an investment decision upon, and we may never become profitable.

We have a new business plan and no operating history upon which an evaluation of our prospects and future performance can be made. Our planned operations are subject to all business risks associated with new companies. The likelihood of our success must be considered considering the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the establishment of a new business, operation in a competitive industry. There is a possibility that we could sustain losses in the future. There can be no assurances that we will ever operate profitably. If we are not successful in implementing our strategy as anticipated, continue to incur losses, and fail to raise additional capital, we may need to consider alternative options and in an extreme scenario, shut down operations.

You will forfeit any right to receive cash entirely and may lose all your investment in the Preferred Stock.

By entering into the Obligation Exchange Agreement, you will forfeit your ability to receive any cash and will have no claims for recovery under the [contract] / [promissory note] with the Company. Furthermore, investment in stock is inherently risky and if the Company’s business is not viable or the stock does not perform as expected, or at all, you may lose all your investment.

The Exchange Price may not accurately reflect the value of your investment.

The Exchange Price of your Common Stock is derived, in substantial part, from a good faith estimate of the future value of Common Stock of the Company, which may never appreciate at our predicted levels, or worse, may plummet compared to the current stock price. The Exchange Price may not accurately reflect the value of our Common Stock and may not be realized upon any subsequent disposition of the same.

Liquidity risks associated with our Common Stock.

Common Stock will remain restricted until such time that the shares are registered for resale by the Company or an exemption becomes available. The capital markets are complex, movements in share price can be erratic, particularly for small cap securities with low trading volume. There can be no assurance that (1) an active trading market will be developed or sustained, (2) the liquidity of such market will increase, (3) the Creditor will be able sell his, her, or its shares of Preferred Stock, or (4) the price that the Creditor may obtain for his, her, or its Common Stock (upon conversion or redemption into Common Stock) will be equal to our greater than the Exchange Price. Further, there is no assurance that the Company will effect a financing event or any public listing of its securities.

Investment in Common Stock is risky.

Common Stock involves a high degree of risk in that (i) it does not have a market and is thinly traded; (ii) the Exchange Price defined in the Certificate of Designation may not be the fair market value of the Company; (iii) an investment in the Company is highly speculative and only meant for investors who can afford the loss of their entire investment; (iv) an investor may not be able to liquidate his, her or its investment in the Common Stock until they are registered for resale or an exemption from registration available; (v) an investor could sustain the loss of his, her or its entire investment; and (vi) the Company is and will be subject to numerous other risks and uncertainties, including without limitation, significant and material risks relating to the Company’s business and operations, and the industries, markets and geographic regions in which the Company competes, as well as risks associated with the Common Stock, all as more fully set forth in the annual report on Form 10-K filed with the SEC.

B - 1

We will need additional capital to implement and fund our operations.

The extent of our capital needs will depend on numerous factors, including (i) the availability and terms of any financing available to us; (ii) the opening of new data centers and acquisition of new resources, including human capital; (iii) the level of our investment in research and development; (iv) the amount of our capital expenditures; and (v) regulations applicable to our operations. We cannot assure you that we will be able to obtain capital in the future to meet our needs. Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing stockholders. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

There are several market risks that remain outside of our control.

The market values of securities or other assets will fluctuate, sometimes sharply and unpredictably, due to changes in general market conditions, overall economic trends or events, governmental actions or intervention, actions taken by the U.S. Federal Reserve or foreign central banks, market disruptions caused by trade disputes or other factors, political developments, investor sentiment, and other factors that may or may not be related to the issuer of the security or other asset. Economies and financial markets throughout the world are increasingly interconnected. Economic, financial or political events, trading and tariff arrangements, public health events, terrorism, natural disasters and other circumstances in one country or region could have profound impacts on global economies or markets.

B - 2